ZIPREALTY, INC.

AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

(Originally Adopted by the Board of Directors – June 18, 2004)
(As Amended and Restated by the Board of Directors – February 27, 2014)

1.           Purposes of the Plan. The purposes of this Plan are:

•          to attract, retain and motivate the best available personnel to ensure the Company’s success and accomplish the Company’s goals, and

•          to provide financial incentive to Employees, Directors and Consultants that aligns their interests with long-term stockholder value creation.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.              Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)        “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)        “Board” means the Board of Directors of the Company.

(f)        “Change in Control” except as may otherwise be provided in a Stock Option Agreement, Restricted Stock Agreement or other applicable agreement, means the occurrence of any of the following:

(i)        Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)        The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (z) to a continuing or surviving entity described in Section 2(f)(iv) below in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under Section 2(f)(iv) below); or

(iii)        A change in the composition of the Board occurring during any one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)        The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(g)        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)        “Common Stock” means the common stock of the Company.

(j)        “Company” means ZipRealty, Inc., a Delaware corporation, or any successor thereto.

(k)        “Consultant” means any person, including an advisor, consultant, independent contractor or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)        “Director” means a member of the Board.

(m)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)        “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 14 or any action taken in connection with a change in control transaction nor (ii) transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Company’s stockholders.

(q)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)        For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)        “Fiscal Year” means the fiscal year of the Company.

(s)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)        “Inside Director” means a Director who is an Employee.

(u)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)        “Option” means a stock option granted pursuant to the Plan.

(x)        “Optioned Stock” means the Common Stock subject to an Award.

(y)        “Outside Director” means a Director who is not an Employee.

(z)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)        “Participant” means the holder of an outstanding Award.

(bb)              Performance Goal” means a performance goal established by the Committee pursuant to Section 10 of the Plan.

(cc)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 of the Plan.

(dd)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 of the Plan.

(ee)        “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)        “Plan” means this Amended and Restated Omnibus Equity Incentive Plan.

(gg)        “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(hh)        “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)        “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)        “Service Provider” means an Employee, Director or Consultant.

(mm)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(nn)        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(oo)        “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.              Stock Subject to the Plan.

(a)              Stock Subject to the Plan. On or prior to the effectiveness of the amendment and restatement of the Plan on February 27, 2014, a total of 1,525,762 shares had been issued under the Plan (the “Issued Shares”). Following the effectiveness of the amendment and restatement of the Plan, and subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 7,112,327 (the “Unissued Share Reserve”), which reflects the sum of (i) the 5,349,526 shares subject to outstanding stock options under the Company’s 2004 Equity Incentive Plan immediately prior to the effectiveness of the amendment and restatement of the Plan, (ii) the 27,128 shares subject to outstanding stock options under the Company’s 1999 Stock Plan immediately prior to the effectiveness of the amendment and restatement of the Plan, which shares will only become available under the Plan to the extent those options terminate without being exercised under the 1999 Stock Plan, and (iii) 1,735,673 shares available for the grant of new Awards. Thus, the total number of shares that may be issued under the Plan is 8,638,089 (the “Total Share Reserve”), which represents the sum of the Issued Shares and the Unissued Share Reserve. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(b)              Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program, becomes unexercisable without having been exercised, or is forfeited to or repurchased by the Company due to failure to vest or otherwise, such unpurchased, forfeited or repurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued and vested under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that any Shares issued under the Plan that are surrendered to the Company to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c)              Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.              Administration of the Plan.

(a)              Procedure.

(i)              Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)              Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)              Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)              Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)              Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes;

(viii)        to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(ix)        to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15;

(x)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)        to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii)        to make all other determinations deemed necessary or advisable for administering the Plan.

(c)              Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)              Exchange Program. Notwithstanding the anything in this Section 4, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s stockholders.

(e)              Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m) or Rule 16b-3.

5.              Award Eligibility and Limitations.

(a)              Award Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)              Award Limitations. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code:

(i)              Options and Stock Appreciation Rights. Subject to adjustment as provided in Section 14, no Service Provider shall be granted within any Fiscal Year one or more Options or Stock Appreciation Rights, which in the aggregate cover more than 666,666 Shares reserved for issuance under the Plan; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may be granted Options or Stock Appreciation Rights, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(ii)              Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 14, no Service Provider shall be granted within any Fiscal Year one or more awards of Restricted Stock or Restricted Stock Units, which in the aggregate cover more than 666,666 Shares reserved for issuance under the Plan; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may be granted Restricted Stock or Restricted Stock Units, which in the aggregate cover up to an additional 1,000,000 Shares reserved for issuance under the Plan.

(iii)              Performance Units and Performance Shares. Subject to adjustment as provided in Section 14, no Service Provider shall receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) greater than two million dollars ($2 million) or covering more than 666,666 Shares, whichever is greater; provided, however, that in connection with an Service Provider’s initial service, a Service Provider may receive Performance Units or Performance Shares having a grant date value (assuming maximum payout) of up to an additional amount equal five million dollars ($5 million) or covering up to 1,000,000 Shares, whichever is greater. No Participant may be granted more than one award of Performance Units or Performance Shares for the same Performance Period.

(iv)        If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Award will be counted against the limits set forth in subsections (i), (ii) or (iii) above, as applicable. For this purpose, if the exercise price of an Option and/or Stock Appreciation Right, as applicable, is reduced, the transaction will be treated as a cancellation of the Option and/or Stock Appreciation Right and the grant of a new Option and/or Stock Appreciation Right, as applicable.

6.              Stock Options.

(a)              Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(viii), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to Section 4(b)(viii) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

(b)              Term of Option. The term of each Option will not exceed ten (10) years and will be stated in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)              Option Exercise Price and Consideration.

(i)              Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)        granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator; provided that in no event will the per Share exercise price be less than 100% of the Fair Market Value per Share on the date of grant.

(3)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)              Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)              Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)              Exercise of Option.

(i)              Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i)  a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)              Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination of employment as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)              Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)              Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.              Restricted Stock.

(a)              Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)              Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)              Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)              Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)              Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)              Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)              Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)              Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.              Restricted Stock Units.

(a)              Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)              Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)              Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)              Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)              Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)              Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.              Stock Appreciation Rights.

(a)              Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)              Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 5(b).

(c)              Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a SAR will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)              SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)              Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to SARs.

(f)              Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)        The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.              Performance Units and Performance Shares.

(a)              Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)              Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)              Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the Performance Goals or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)              Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)              Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (1) any revenue metric, including without limitation sales and non-sales revenue; (2) return on revenue; (3) any income metric, including without limitation operating income; income before or after taxes, interest, depreciation, amortization, stock-based compensation and/or items that the Company does not consider reflective of its ongoing core operating performance; income from continuing operations; net income; pre-tax income or after-tax income; and net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (4) raising of financing and fundraising; (5) gross margin, operating margin and profit margin; (6) capital expenditures, cost targets, reductions and savings and expense management; (7) return on assets (gross and net), return on investment, return on capital, and return on stockholder equity; (8) cash flow, free cash flow, cash flow return on investment (discounted and otherwise), net cash provided by operations, and cash flow in excess of cost of capital; (9) stock price and total stockholder return; (10) earnings and book value per share (basic and diluted); (11) economic value created; (12) strategic business criteria consisting of one or more objectives based on meeting specified market penetration and market share, geographic business expansion, objective customer satisfaction and information technology goals; (13) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (14) objective goals relating to agent hiring, retention, satisfaction and productivity; (15) objective goals relating to staff management, results from staff attitude and opinion surveys, staff satisfaction scores, headcount, performance management and training; (16) objective goals relating to projects, including project completion timing milestones and project budget; (17) key regulatory objectives; and (18) enterprise resource planning.

(ii)              Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Company as a whole or the performance of a specific Participant or one or more subsidiaries, divisions, departments, regions, markets, offices, segments, products, functions or business units, (c) be measured on a per share, per capita, per unit, per agent, per employee, per market or per office basis, and/or other objective basis, (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, against prior performance and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall, in such manner as it may deem equitable, adjust any Performance Goals, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards that are not intended by the Company to comply with the performance-based compensation exception under Code Section 162(m) may take into account other factors (including subjective factors).

(e)              Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(f)              Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)              Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.              Formula Option Grants to Outside Directors.

        All grants of Options to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a)              Type of Option. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b)              No Discretion. No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Sections 11(f) and 14).

(c)              Initial Option. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 16,666 Shares (the “Initial Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(d)              Annual Option. Each Outside Director will be automatically granted an Option to purchase 6,666 Shares (an “Annual Option”) on each date of and immediately following the annual meeting of the stockholders of the Company beginning in 2005, if as of such date, he or she will have served on the Board for at least the preceding six (6) months. Beginning in 2012, the Annual Option grant shall be increased to 10,000 shares in the case of an Outside Director who is also the Company’s Chairman of the Board.

(e)              Terms. The terms of each Option granted pursuant to this Section will be as follows:

(i)        The term of the Option will be ten (10) years.

(ii)        The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.

(iii)        Subject to Section 14, the Initial Option will vest and become exercisable as to one-third (1/3rd) of the Shares subject to the Initial Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(iv)        Subject to Section 14, the Annual Option will vest and become exercisable as to 100% of the Shares subject to the Annual Option on the earlier of (i) the first anniversary of its date of grant and (ii) the Company’s next annual meeting of stockholders at which directors are elected, provided that the Participant continues to serve as a Director through such date.

(v)        No Option granted under this Section 11 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Option granted to a Participant will be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer will be made in accordance with such procedures as the Administrator may specify from time to time.

(f)              Amendment. The Administrator in its discretion may change the number of Shares subject to the First Options and Subsequent Options.

12.              Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence unless contrary to Applicable Law. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Participant’s employer is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.              Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.              Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)              Adjustments. In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award, the numerical Share limits in Sections 3 and 6 of the Plan and the number of Shares issuable pursuant to Options to be granted under Section 11. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

(b)              Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)              Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

Except as set forth in an Award Agreement, in the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of Performance Targets and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

        Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)              Termination Following Change in Control. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

15.              Tax Withholding.

(a)              Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation or social insurance contributions) required to be withheld with respect to such Award (or exercise thereof).

(b)              Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (to the extent required to avoid adverse accounting consequences), or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld to the extent required to avoid adverse accounting consequences or Shares having a Fair Market Value in excess of such amount that have been held for such period required to avoid adverse accounting consequences. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)              Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

16.              No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.              Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.              Term of Plan. This Plan was originally adopted by the Company’s Board of Directors and became effective on June 18, 2004, which effectiveness was subsequently approved by the Company’s stockholders. This Plan was amended and restated by the Company’s Board of Directors on February 27, 2014, subject to approval by the Company’s stockholders pursuant to Section 22 of the Plan on or prior to June 17, 2014. It will continue in effect for a term of ten (10) years after its amendment and restatement (that is, until February 26, 2024) unless terminated earlier under Section 19 of the Plan or because stockholder approval of the amendment and restatement was not obtained on or prior to June 17, 2014.

19.              Amendment and Termination of the Plan.

(a)              Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)              Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)              Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.              Conditions Upon Issuance of Shares.

(a)              Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)              Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.              Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.              Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

23.              Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

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